SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                  FORM 8-A12B/A

                                 AMENDMENT NO. 3

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                DST SYSTEMS, INC.
             (Exact name of Registrant as specified in its charter)


         DELAWARE                                               43-1581814
(State of incorporation                                      (I.R.S. Employer
   or organization)                                         Identification No.)


333 WEST 11TH STREET, KANSAS CITY, MISSOURI                       64105
(Address of principal executive offices)                       (Zip Code)


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ] Not Applicable.

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ] Not Applicable.

     Securities Act registration statement file number to which this form relates: Not applicable.

     Securities to be registered pursuant to Section 12(b) of the Act:

           Title of Each Class                   Name of Each Exchange on Which
           To Be So Registered                   Each Class Is To Be Registered
           -------------------                   ------------------------------
     PREFERRED STOCK PURCHASE RIGHTS                NEW YORK STOCK EXCHANGE

     Securities to be registered pursuant to Section 12(g) of the Act: None

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

     This Amendment No. 3 amends the Registrant's registration statement on Form 8-A dated November 15, 1995 and amended on July 30, 1998 and September 27, 1999 in connection with the Registrant's listing of the Preferred Share Purchase Rights on the New York Stock Exchange. The Preferred Stock Purchase Rights are also listed on the Chicago Stock Exchange under a separate registration statement, which is also being amended.

     This Amendment No. 3 is being filed to include as an exhibit to this Registration Statement the Third Amendment dated as of September 25, 2001 to the Rights Agreement dated as of October 6, 1995 and amended as of July 9, 1998 and September 10, 1999 between DST Systems, Inc. and State Street Bank and Trust Company. Except as amended hereby, there are no other changes to this Registration Statement.

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          No changes.

ITEM 2.   EXHIBITS.

          The Third Amendment dated as of September 25, 2001 to the Rights Agreement dated as of October 6, 1995 and amended as of July 9, 1998 and September 10, 1999 between the Registrant and State Street Bank and Trust Company.


                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                 DST SYSTEMS, INC.



Date:  November 26, 2001         By: /s/ Robert C. Canfield
                                    -----------------------------------------
                                     Robert C. Canfield
                                     Senior Vice President, General Counsel and
                                     Secretary